Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2018 THIRD QUARTER FINANCIAL RESULTS

Virginia Beach, VA – November 6, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) today reported operating and financial results for the three and nine months ending September 30, 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net loss per common share	$(0.41)	$(0.52)	$(1.48)	$(1.32)
FFO per common share and common unit	0.12	0.35	0.48	0.75
AFFO per common share and common unit	0.13	0.43	0.59	1.13

2018 THIRD QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)

•	Sold Shoppes at Eagle Harbor for a contract price of $5.7 million, resulting in a $1.3 million gain at an 8.0% capitalization rate.

•	Refinanced Ladson Crossing, Lake Greenwood Crossing and South Park for a total of $7.6 million, extending debt maturities to 2023.

•	Reduced the KeyBank Credit Line to $52.1 million from $68.0 million at December 31, 2017 and extended the time with which the Company is to repay the $3.83 million overadvance to February 2019.

•	Reduced the Revere Loan to $1.8 million from $6.8 million at December 31, 2017.

•	Recorded lease termination expense of $250 thousand to allow a space to be available for a high credit grocery store tenant.

•	Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") shareholders of $3.8 million, or ($0.41) per share.

•	Total revenue from continuing operations increased by 6.74% or $1.0 million.

•	Net Operating Income ("NOI") from continuing operations increased by 5.48% to approximately $11.3 million.

•	Adjusted Funds from Operations ("AFFO") of $0.13 per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P.

2018 YEAR-TO-DATE HIGHLIGHTS

•
Backfilled 3 former Southeastern Grocers locations, which were recaptured in their bankruptcy proceeding, with two Low Country Grocers (Piggly Wiggly's) at Ladson Crossing and South Park with rents that commenced in the third quarter 2018 and a third Piggly Wiggly at St. Matthews.

•	Received approval on all Southeastern Grocers lease modifications by the bankruptcy court.

•	Executed termination fee with Farm Fresh at Berkley Shopping Center resulting in $980 thousand in lease termination fee revenues.

•	Net loss attributable to Wheeler's Common Stock shareholders of $13.6 million, or ($1.48) per share.

•	Total revenue from continuing operations increased by 12.21% or $5.4 million.

•	NOI from continuing operations increased by 16.07% to approximately $35.2 million.

•	AFFO of $0.59 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.

SUBSEQUENT EVENTS

•
On October 3, 2018, at its 2018 Annual Stockholders' Meeting, WHLR Shareholders reelected all eight of the Company’s directors to serve until the next annual meeting and until their successors are duly-elected and qualified; approved, on a non-binding advisory basis, the Company’s executive compensation, as described in its proxy statement; approved, on a non-binding advisory basis, the frequency of future advisory votes on the Company’s executive compensation for every year; and ratified the appointment of Cherry Bekaert, LLP as the independent registered public accounting firm.

•	On October 22, 2018, the Company sold Monarch Bank Building, a 3,620 square-foot, single-tenant net leased asset, located in Virginia Beach, Virginia for $1.75 million at a 6.9% capitalization rate.

•	On November 5, 2018, the Company extended the maturity date to February 1, 2019 from November 1, 2018 on the Revere Loan.

BALANCE SHEET

•	Cash and cash equivalents totaled $3.6 million at September 30, 2018, compared to $3.7 million at December 31, 2017.

•
Total debt was $371.5 million at September 30, 2018 (including debt associated with assets held for sale), compared to $376.6 million at June 30, 2018. Our total debt at December 31, 2017 was $313.8 million. The increase in debt is primarily a result of $65.4 million in debt associated with the JANAF acquisition.

•
WHLR's weighted-average interest rate and term of its debt was 4.8% and 4.50 years, respectively, at September 30, 2018 (including debt associated with assets held for sale), compared to 4.6% and 4.81 years, respectively, at December 31, 2017.

•	Net investment properties as of September 30, 2018 totaled at $447.7 million (including assets held for sale), compared to $384.3 million as of December 31, 2017.

•	Refinanced six properties off of the KeyBank Credit Line and LaGrange for a total of $20.3 million, extending debt maturities out 5 years to 2023.

•
Executed a Second Amendment to the Revere Loan, which matures in November 2018 with monthly principal payments of $100,000. The loan bears interest at 9.0%. The loan was paid down to $1.8 million, using the following sources: $1.0 million from operating cash, $2.6 million from the sale of the undeveloped land parcel at Laskin Road, $1.3 million from the sale of Eagle Harbor and $150 thousand with funds from other refinances.

•
In conjunction with the JANAF acquisition, the Company issued and sold 1,363,636 shares of Series D Preferred Stock, in a public offering. Each share of Series D Preferred Stock was sold to investors at an offering price of $16.50 per share. Net proceeds from the public offering totaled $21.2 million, which includes the impact of the underwriters' selling commissions and legal, accounting and other professional fees.

DIVIDENDS

•
For the three months ended September 30, 2018, the Company declared dividends of approximately $3.0 million to our holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

•
For the nine months ended September 30, 2018, the Company declared dividends of approximately $9.1 million to our holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock.

OPERATIONS AND LEASING

•	The Company's real estate portfolio is 90.4% leased at September 30, 2018, which includes leases executed through October 9, 2018.

•	Q3-2018 Leasing Activity

•
For the three months ended September 30, 2018, the Company executed 28 lease renewals totaling 239,047 square feet at a weighted-average increase of $0.46 per square foot, representing an increase of 6.46% over prior rates.

•	For the three months ended September 30, 2018, the Company signed 11 new leases totaling approximately 31,491 square feet with a weighted-average rate of $11.24 per square foot.

•	YTD 2018 Leasing Activity

•
For the nine months ended September 30, 2018, the Company executed 90 lease renewals totaling 562,370 square feet at a weighted-average increase of $0.52 per square foot, representing a increase of 6.43% over prior rates.

•	For the nine months ended September 30, 2018, the Company signed 47 new leases totaling approximately 234,407 square feet with a weighted-average rate of $8.75 per square foot.

•	Approximately 1.48% of the Company's gross leasable area ("GLA") is subject to leases that expire over the next three months, with 40.48% of this expiring GLA subject to renewal options.

•	Southeastern Grocers

•
The Company modified thirteen leases with Southeastern Grocers anchor tenants and recaptured four locations. These modifications primarily include a combination of increases and decreases to lease term and rental rates, as well as deferred landlord contributions for remodels. The Company recaptured Ladson Crossing, St. Matthews, South Park, and Tampa Festival in the second quarter of 2018. The Cypress Shopping Center lease expired on March 31, 2018. As part of the negotiated recaptures the Company received $246 thousand during the nine months ended September 30, 2018. The remaining lease modifications were approved by the Southeastern Grocers' bankruptcy court in the second quarter 2018. The initial annualized base rent impact of these modifications and recaptures is approximately $2.5 million. Three of these locations have been backfilled and rents have commenced on two locations.

SAME STORE RESULTS

•
Same-store NOI for the three months ended September 30, 2018 compared to September 30, 2017, declined by (12.91%) and (16.23%) respectively on a cash basis. The same-store pool for the 3 months ended September 30, 2018, was comprised of 4.9 million square feet that the Company owned as of January 1, 2017. Same-store results were driven by a 7.49% decrease in property revenues a result of a full quarter of Southeastern Grocers recaptures and rent modifications accompanied by anchor lease expirations at South Lake and Fort Howard and the impact of a full quarter of the lease termination at Berkley Shopping Center. Same Store property expenses increased 5.58% as a result of increased real estate taxes and utilities a direct result of vacant anchor space.

•
Same-store NOI for the nine months ended September 30, 2018 compared to September 30, 2017, declined by (2.59%) and (4.75%) respectively on a cash basis. Same-store results for the nine months ended September 30, 2018, were driven, by a decrease of 1.62% in property revenues a result of the impact of a full quarter of Southeastern Grocers recaptures and rent modifications accompanied by anchor lease expirations at South Lake and Fort Howard and the impact of a full quarter of the lease termination at Berkley Shopping Center offset by $980 thousand in lease termination fees on Farm Fresh at Berkley Shopping Center. Property expenses increased 1.97% as a result of increased real estate taxes and utilities a direct result of vacant anchor space while the tenant provision for credit losses decreased 28.64% primarily resulting from increased collections on accounts receivable.

ACQUISITIONS

•	As previously disclosed, the Company acquired JANAF, a retail shopping center located in Norfolk, Virginia, for a purchase price of $85.65 million in January 2018.

DISPOSITIONS

•	Sold Chipotle ground lease at Conyers Crossing for a contract price of $1.3 million, resulting in a gain of $1.0 million with net proceeds of $1.2 million.

•	Sold the undeveloped land parcel at Laskin Road for a contract price of $2.9 million, resulting in a $903 thousand gain.

•	Sold Shoppes at Eagle Harbor for a contract price of $5.7 million, resulting in a $1.3 million gain.

SUPPLEMENTAL INFORMATION
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended September 30, 2018, including a supplemental presentation, are available at https://ir.whlr.us/.

CONFERENCE CALL DIAL-IN AND WEBCAST INFORMATION:
The Company will host a conference call and webcast on Wednesday, November 7, 2018 at 11:00 am Eastern Time to review its financial performance and operating results for the quarter ended September 30, 2018.

Conference Call and Webcast:
U.S. & Canada Toll Free: (877) 407-3101 / International: (201) 493-6789
Webcast: www.whlr.us via the Investor Relations Section

Replay:
U.S. & Canada Toll Free: (877) 660-6853 / International: (201) 612-7415
Conference ID#: 13679474
Available November 7, 2018 (one hour after the end of the conference call) to December 7, 2018 at 11:00 am Eastern Time.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

DEFINITIONS
FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non- GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

FORWARD LOOKING STATEMENTS
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding future generation of financial returns from its portfolio are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Mary Jensen
Investor Relations
(757) 627-9088 / mjensen@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUE:
Rental revenues	$12,755	$11,109	$38,363	$33,265
Asset management fees	48	145	143	807
Commissions	52	449	102	758
Tenant reimbursements	3,150	2,711	9,337	8,127
Development and other revenues	217	784	1,697	1,282
Total Revenue	16,222	15,198	49,642	44,239
OPERATING EXPENSES:
Property operations	4,687	3,726	13,804	11,467
Non-REIT management and leasing services	23	618	59	1,525
Depreciation and amortization	6,045	7,746	20,943	20,455
Provision for credit losses	149	23	335	443
Corporate general & administrative	1,703	1,306	6,479	4,855
Other operating expenses	250	—	250	—
Total Operating Expenses	12,857	13,419	41,870	38,745
Gain (loss) on disposal of properties	1,257	(1)	2,312	1,021
Operating Income	4,622	1,778	10,084	6,515
Interest income	1	364	3	1,080
Interest expense	(5,183)	(4,250)	(14,940)	(12,997)
Net Loss from Continuing Operations Before Income Taxes	(560)	(2,108)	(4,853)	(5,402)
Income tax expense	(30)	(65)	(72)	(175)
Net Loss from Continuing Operations	(590)	(2,173)	(4,925)	(5,577)
Discontinued Operations
Income from discontinued operations	—	—	—	16
Gain on disposal of properties	—	—	903	1,502
Net Income from Discontinued Operations	—	—	903	1,518
Net Loss	(590)	(2,173)	(4,022)	(4,059)
Less: Net income (loss) attributable to noncontrolling interests	12	(111)	(70)	(165)
Net Loss Attributable to Wheeler REIT	(602)	(2,062)	(3,952)	(3,894)
Preferred stock dividends	(3,208)	(2,496)	(9,621)	(7,473)
Net Loss Attributable to Wheeler REIT Common Shareholders	$(3,810)	$(4,558)	$(13,573)	$(11,367)

Loss per share from continuing operations (basic and diluted)	$(0.41)	$(0.52)	$(1.58)	$(1.48)
Income per share from discontinued operations	—	—	0.10	0.16
	$(0.41)	$(0.52)	$(1.48)	$(1.32)
Weighted-average number of shares:
Basic and Diluted	9,385,666	8,692,543	9,179,366	8,625,523

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS:
Investment properties, net	$426,972	$375,199
Cash and cash equivalents	3,638	3,677
Restricted cash	16,708	8,609
Rents and other tenant receivables, net	4,675	5,619
Notes receivable, net	6,739	6,739
Goodwill	5,486	5,486
Assets held for sale	22,111	9,135
Above market lease intangible, net	7,945	8,778
Deferred costs and other assets, net	32,814	34,432
Total Assets	$527,088	$457,674
LIABILITIES:
Loans payable, net	$354,093	$307,375
Liabilities associated with assets held for sale	12,423	792
Below market lease intangible, net	10,948	9,616
Accounts payable, accrued expenses and other liabilities	12,707	10,579
Dividends payable	3,037	5,480
Total Liabilities	393,208	333,842
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,600,636 and 2,237,000 shares issued and outstanding; $90.02 million and $55.93 million aggregate liquidation preference, respectively)	74,838	53,236

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 and 1,875,848 shares issued and outstanding, respectively; $46.90 million aggregate liquidation preference)	40,978	40,915
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,401,936 and 8,744,189 shares issued and outstanding, respectively)	94	87
Additional paid-in capital	233,001	226,978
Accumulated deficit	(218,498)	(204,925)
Total Shareholders’ Equity	56,028	63,508
Noncontrolling interests	3,014	7,088
Total Equity	59,042	70,596
Total Liabilities and Equity	$527,088	$457,674

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended September 30,
	Same Store		New Store		Total		Period Over Period Changes
	2018	2017	2018	2017	2018	2017	$	%

				(in thousands, unaudited)
Net Loss	$(426)	$(2,173)	$(164)	$—	$(590)	$(2,173)	$1,583	72.85%
Depreciation and amortization of real estate assets	4,932	7,746	1,113	—	6,045	7,746	(1,701)	(21.96)%
(Gain) loss on disposal of properties	(1,257)	1	—	—	(1,257)	1	(1,258)	(125,800)%
FFO	$3,249	$5,574	$949	$—	$4,198	$5,574	$(1,376)	(24.69)%

	Nine Months Ended September 30,
	Same Store		New Store		Total		Period Over Period Changes
	2018	2017	2018	2017	2018	2017	$	%

				(in thousands, unaudited)
Net Loss	$(3,844)	$(4,059)	$(178)	$—	$(4,022)	$(4,059)	$37	0.91%
Depreciation and amortization of real estate assets	17,531	20,455	3,412	—	20,943	20,455	488	2.39%
Gain on disposal of properties	(2,312)	(1,021)	—	—	(2,312)	(1,021)	(1,291)	(126.44)%
Gain on disposal of properties-discontinued operations	(903)	(1,502)	—	—	(903)	(1,502)	599	39.88%
FFO	$10,472	$13,873	$3,234	$—	$13,706	$13,873	$(167)	(1.20)%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Loss	$(590)	$(2,173)	$(4,022)	$(4,059)
Depreciation and amortization of real estate assets	6,045	7,746	20,943	20,455
(Gain) Loss on disposal of properties	(1,257)	1	(2,312)	(1,021)
Gain on disposal of properties-discontinued operations	—	—	(903)	(1,502)
FFO	4,198	5,574	13,706	13,873
Preferred stock dividends	(3,208)	(2,496)	(9,621)	(7,473)
Preferred stock accretion adjustments	169	205	509	605
FFO available to common shareholders and common unitholders	1,159	3,283	4,594	7,005
Acquisition and development costs	82	233	346	832
Capital related costs	110	82	408	468
Other non-recurring and non-cash expenses (1)	—	47	103	177
Share-based compensation	241	134	727	735
Straight-line rent	(353)	(162)	(953)	(566)
Loan cost amortization	625	682	1,682	2,509
Accrued interest income	—	(121)	—	(359)
(Below) above market lease amortization	(313)	65	(421)	448
Recurring capital expenditures and tenant improvement reserves	(284)	(245)	(858)	(696)
AFFO	$1,267	$3,998	$5,628	$10,553

Weighted Average Common Shares	9,385,666	8,692,543	9,179,366	8,625,523
Weighted Average Common Units	297,355	679,820	433,403	723,269
Total Common Shares and Units	9,683,021	9,372,363	9,612,769	9,348,792
FFO per Common Share and Common Units	$0.12	$0.35	$0.48	$0.75
AFFO per Common Share and Common Units	$0.13	$0.43	$0.59	$1.13

(1)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-Q for the period ended September 30, 2018.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited, in thousands)

	Three Months Ended September 30,
	Same Store		New Store		Total
	2018	2017	2018	2017	2018	2017

	(in thousands)
Net Loss	$(426)	$(2,173)	$(164)	$—	$(590)	$(2,173)
Adjustments:
Income tax expense	30	65	—	—	30	65
Interest expense	4,431	4,250	752	—	5,183	4,250
Interest income	(1)	(364)	—	—	(1)	(364)
(Gain) loss on disposal of properties	(1,257)	1	—	—	(1,257)	1
Corporate general & administrative	1,685	1,306	18	—	1,703	1,306
Other operating expenses	—	—	250	—	250	—
Depreciation and amortization	4,932	7,746	1,113	—	6,045	7,746
Non-REIT management and leasing services	23	618	—	—	23	618
Development income	—	(155)	—	—	—	(155)
Asset management and commission revenues	(100)	(594)	—	—	(100)	(594)
Property Net Operating Income	$9,317	$10,700	$1,969	$—	$11,286	$10,700

Property revenues	$13,366	$14,449	$2,756	$—	$16,122	$14,449
Property expenses	3,935	3,726	752	—	4,687	3,726
Provision for credit losses - tenant	114	23	35	—	149	23
Property Net Operating Income	$9,317	$10,700	$1,969	$—	$11,286	$10,700

	Nine Months Ended September 30,
	Same Store		New Store		Total
	2018	2017	2018	2017	2018	2017

	(in thousands)
Net Loss	$(3,844)	$(4,059)	$(178)	$—	$(4,022)	$(4,059)
Adjustments:
Net Income from Discontinued Operations	(903)	(1,518)	—	—	(903)	(1,518)
Income tax expense	72	175	—	—	72	175
Interest expense	12,837	12,997	2,103	—	14,940	12,997
Interest income	(3)	(1,080)	—	—	(3)	(1,080)
Gain on disposal of properties	(2,312)	(1,021)	—	—	(2,312)	(1,021)
Corporate general & administrative	6,407	4,855	72	—	6,479	4,855
Other operating expenses	—	—	250	—	250	—
Provision for credit losses - non-tenant	(77)	—	—	—	(77)	—
Depreciation and amortization	17,531	20,455	3,412	—	20,943	20,455
Non-REIT management and leasing services	59	1,525	—	—	59	1,525
Development income	—	(454)	—	—	—	(454)
Asset management and commission revenues	(245)	(1,565)	—	—	(245)	(1,565)
Property Net Operating Income	$29,522	$30,310	$5,659	$—	$35,181	$30,310

Property revenues	$41,534	$42,220	$7,863	$—	$49,397	$42,220
Property expenses	11,696	11,467	2,108	—	13,804	11,467
Provision for credit losses - tenant	316	443	96	—	412	443
Property Net Operating Income	$29,522	$30,310	$5,659	$—	$35,181	$30,310

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited, in thousands)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2018	2017	2018	2017
Net Loss		$(590)	$(2,173)	$(4,022)	$(4,059)
Add back:	Depreciation and amortization (1)	5,732	7,811	20,522	20,903
	Interest Expense (2)	5,183	4,250	14,940	13,006
	Income taxes	30	65	72	175
EBITDA		10,355	9,953	31,512	30,025
Adjustments for items affecting comparability:
	Acquisition and development costs	82	233	346	832
	Capital related costs	110	82	408	468
	Other non-recurring and non-cash expenses (3)	—	47	103	177
	Gain on disposal of properties	(1,257)	1	(2,312)	(1,021)
	(Gain) Loss on disposal of properties-discontinued operations	—	—	(903)	(1,502)
Adjusted EBITDA		$9,290	$10,316	$29,154	$28,979

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization and amounts associated with discontinued operations.

(3)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-Q for the period ended September 30, 2018.